Exhibit 99.1

MATINEE MEDIA CORPORATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Matinee Media Corporation

Austin, TX

We have audited the accompanying consolidated balance sheets of Matinee Media Corporation as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of Matinee Media’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Matinee Media Corporation for the periods described in conformity with accounting principles generally accepted in the United States of America.

Malone & Bailey PC

www.malone-bailey.com

Houston, TX

March 19, 2008

Matinee Media Corporation

Consolidated Balance Sheets

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$1,229,958	$3,595,776
Time deposits	—	199,742
Accounts receivable – related parties	87,014	43,398
Prepaid expenses and other current assets	153,110	198,278
Notes receivable	767,095	432,923
Total current assets	2,237,177	4,470,117

Property and equipment, net	52,995	72,515
Intangible assets	6,158,682	4,635,314
Construction work in progress	216,215	150,027
Investments	100,000	50,000
Other assets	81,871	—
Long-term portion of notes receivable	150,000	—

Total Assets	$8,996,940	$9,377,973

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$118,721	$141,213
Accrued expenses and other liabilities	195,051	127,358
Total current liabilities	313,772	268,571

Long-term notes payable to stockholders	1,001,322	956,162

Total Liabilities	1,315,094	1,224,733

Stockholders’ equity
Common stock, no par value, 25,000,000 shares authorized; 13,968,597 and 13,924,040 issued and outstanding as of December 31, 2007 and 2006, respectively	—	—
Additional paid-in capital	14,721,924	12,535,574
Subscription receivable	(1,000)	(1,000)
Accumulated deficit	(7,039,078)	(4,381,334)
Total stockholders’ equity	7,681,846	8,153,240

Total Liabilities and Stockholders’ Equity	$8,996,940	$9,377,973

The accompanying notes are an integral part of these consolidated financial statements

Matinee Media Corporation

Consolidated Statements of Operations

	Year ended	Year ended
	December 31, 2007	December 31, 2006

Total revenue	$2,906,072	$—

Cost of goods	682,000	—

Gross profit	2,224,072	—

Expenses
Compensation and benefits	3,263,234	2,906,857
Legal fees	642,264	367,499
Other professional services	252,051	177,348
Marfa Public Radio contribution	379,009	473,068
Travel and entertainment	134,792	161,403
General and administrative	173,012	198,122
Depreciation and amortization	26,011	20,468
Total expenses	4,870,373	4,304,765
Operating loss	(2,646,301)	(4,304,765)

Interest	73,847	244,946
Interest expense	(106,845)	(97,379)

Net loss	(2,679,299)	(4,157,198)

Net loss attributable to non-controlling interest	21,555	(128,397)

Consolidated net loss	$(2,657,744)	$(4,028,801)

Net loss per share available to common stockholders	$(0.19)	$(0.31)
Shares used in computing net loss per share available to common stockholders, basic and diluted	13,952,325	12,777,433

The accompanying notes are an integral part of these consolidated financial statements

Matinee Media Corporation

Consolidated Statement of Stockholders’ Equity

	Common Stock		Additional Paid-In	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Totals

Balance, December 31, 2005	9,375,000	$—	$1,000	$(1,000)	$(352,533)	$(352,533)

Shares issued upon conversion of debt	1,512,636		2,582,083			2,582,083

Issuance of common stock for cash net of stock issuance costs	3,036,404		4,709,402			4,709,402

Stock option expense			1,977,986			1,977,986

Warrants issued with common stock			3,265,103			3,265,103

Net loss					(4,028,801)	(4,028,801)

Balance, December 31, 2006	13,924,040	$—	$12,535,574	$(1,000)	$(4,381,334)	$8,153,240

Warrant exercise	44,557		126,720			126,720

Stock option expense			2,014,208			2,014,208

Modification of warrants in connection with debt issuance			45,422			45,422

Net loss					(2,657,744)	(2,657,744)

Balance, December 31, 2007	13,968,597	$—	$14,721,924	$(1,000)	$(7,039,078)	$7,681,846

The accompanying notes are an integral part of these consolidated financial statements

Matinee Media Corporation

Consolidated Statement of Cash Flows

	Year ended	Year ended
	December, 31, 2007	December 31, 2006
Cash flows from operating activities
Net loss	$(2,657,744)	$(4,028,801)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,011	20,468
Marfa Public Radio contribution	230,634	473,068
Non-controlling interest	—	(128,397)
Stock option expense	2,014,208	1,977,986
Interest expense associated with warrant re-pricing	45,422	—
Changes in operating assets and liabilities
Accounts receivable – related party	(43,615)	(476,261)
Prepaid expenses and other assets	(7,529)	978,498
Film Production	(81,870)	—
Accounts payable	(22,492)	32,465
Accounts payable – related party	—	(18,098)
Accrued expenses and other liabilities	112,855	105,482
Net cash used in operating activities	(384,120)	(1,063,590)

Cash flows from investing activities
Purchases of property and equipment	(6,491)	(52,544)
Proceeds provided for notes receivable	(184,172)	(450,000)
Purchases of intangible assets	(1,876,940)	(3,315,280)
Proceeds from sale of intangibles	199,420	—
Cash paid for CWIP	(389,977)	(150,027)
Investment in film productions	(50,000)	(50,000)
Net cash used in investing activities	(2,308,160)	(4,017,851)

Cash flows from financing activities
Proceeds from notes payable to stockholders	610,000	—
Principal payments on notes payable to stockholders	(610,000)	—
Proceeds from sale of stock or exercise of warrants	126,720	7,974,504
Net cash provided by financing activities	126,720	7,974,504

Net increase (decrease) in cash and cash equivalents	(2,565,560)	2,893,063
Cash and cash equivalents, beginning of year	3,795,518	902,455
Cash and cash equivalents, end of year	$1,229,958	$3,795,518

Supplemental Information:
Interest paid	11,329	—
Conversion of convertible notes to common stock	—	2,582,084
Note issued in connection with sale of intangible	300,000

The accompanying notes are an integral part of these consolidated financial statements

MATINEE MEDIA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2007 AND 2006

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Matinee Media Corporation (MMC) was incorporated in Texas on October 12, 2005.  MMC’s primary business activities include the purchase, development and resale of direct and indirect interests in the rights to construct FM radio broadcast facilities, or construction permits, and broadcast licenses granted by the Federal Communications Commission (FCC).  As of December 31, 2007 MMC has entered into option agreements to purchase, subject to prior FCC approval, 25 FM construction permits in California, Arizona, New Mexico, Texas, Iowa, Illinois, Mississippi and Georgia.  MMC’s acquisition strategy is focused on acquiring interests in FM radio construction permits and broadcast licenses for frequencies granted to smaller communities located near larger metropolitan areas, and which MMC believes can be developed in a manner that will increase coverage to include that larger metropolitan area.  MMC believes that the larger population coverage resulting from such development will result in a significant increase in the value of the permits.

MMC intends to acquire additional FM construction permits through direct or indirect participation in future FCC permit auctions.  It also expects to seek non-auction acquisition opportunities, such as purchasing small market radio stations from others who have received the construction permits from the FCC but who may be unable to realize the value of the permit because of inadequate financing, inability to complete construction or other factors.  MMC undertakes the tasks to technically modify the authorized power and transmitter location of a particular construction permit to provide increased signal coverage over larger markets.  MMC expects that it will then resell its interest in the radio station.  MMC may sell a radio station, or assign its rights to purchase the construction permit relating to a radio station, at any point during the permitting, construction or operation process, depending on when it believes it will generate the greatest return.  As a result, MMC may operate radio stations it develops or owns for a period of time, but does not expect to generate any significant revenue or profit from station operations in the near term.  However, MMC is exploring a long-term business model that it expects will provide a predictable, recurring revenue stream while minimizing the risk, expense and income fluctuation typically associated with day-to-day radio station operation and may retain some of the radio stations acquired to implement this business model.

Through Matinee Productions Corporation (MPC), a wholly-owned subsidiary, MMC has invested in a full length, independently produced film and a documentary film.  MMC may also explore opportunities to expand into print media or the film or music industries through additional direct investment, joint ventures or other relationships.   MMC does not expect that any of the investments involved in these activities will be in material amounts, or will result in material revenues to MMC, in relation to our primary business activities.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.  MMC bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  These estimates and assumptions are routinely evaluated.  Actual results may differ from these estimates.

MMC exited the development stage in its current year ended December 31, 2007 with significant revenues.

Principles of Consolidation

The accompanying consolidated financial statements for the years ended December 31, 2007 and 2006 include the results of MMC and its wholly-owned subsidiary, MPC, including Enough Investment LLC, a majority owned subsidiary of MPC.  MPC was formed in November 2006.  In 2007, Enough Investment LLC acquired 50% ownership in Ya Basta LLC, requiring consolidation of Ya Basta LLC.  In addition, the consolidated financial statements also include the results of Matinee Radio, LLC, and Ace Radio Corporation, both considered variable interest entities under FASB Interpretation 46; see further discussion below.  MMC and the consolidated entities are collectively referred to herein as MMC.  All significant inter-company accounts and transactions have been eliminated in consolidation.

In December 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 (Revised), Consolidation of Variable Interest Entities, which addresses consolidation by business enterprises of variable interest entities (VIEs).  VIEs created after January 1, 2004, must be accounted for under FIN 46(R).  FIN 46(R) requires consolidation of an entity if a company is subject to a majority of the risk of loss from the VIE’s activities or is entitled to receive a majority of the entity’s residual returns, or both.  A company that consolidates a VIE is known as the primary beneficiary of that entity.  FIN 46(R) requires the primary beneficiary of a VIE to include the VIE’s assets, liabilities and operating results in its consolidated financial statements.  In general, a VIE is a corporation, partnership, limited liability company, trust or any other legal entity used to conduct activities or hold assets that either (a) has an insufficient amount of equity to carry out its principal activities without additional financial support, (b) has a group of equity owners that are unable to make significant decisions about its activities, or (c) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.  MMC adopted FIN 46 upon inception in 2005.  The impact of consolidating the VIEs on MMC’s consolidated balance sheet at December 31, 2007 and 2006 was an increase in assets of approximately $281,000 and $886,000 and an increase in liabilities of approximately $1,074,227 and $1,070,000, net of inter-company eliminations, respectively.  Creditors of the VIEs have no recourse to the general credit of MMC.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, MMC considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Notes Receivable

Notes receivable are recorded at the stated value of the note or such lower amount that has been drawn down to date.  Interest on the notes is recognized based on the terms of the respective agreements and generally accrued as interest receivable during the term of the note.

Capitalization of Film Costs

Film costs, including the cost of the story; compensation of cast, directors, producers, extras, other staff; costs of set construction and operations, wardrobe and accessories; costs of sound synchronization; rental facilities on location; and postproduction costs.  Such costs are capitalized as incurred and amortized using the individual-film-forecast-computation method, which amortizes film costs in the same ratio that current period actual revenue bears to estimated remaining ultimate revenue as of the beginning of the current fiscal year.  Ultimate revenue is limited to revenue expected to be received on the film over a 10 year period from the initial release date.

Equipment, Furnishings & Fixtures

Equipment, furnishings and fixtures are stated at cost.  Additions are capitalized and maintenance and repairs are charged to expense as incurred.  Gains and losses on dispositions of equipment are reflected in operations.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are three to seven years.

Intangible Assets

Intangible assets consist of FCC construction permits or licenses.  FCC construction permits have a three-year life and once converted to a license, the FCC license is considered to be indefinite-lived assets and are not subject to amortization, but are tested for impairment at least annually in accordance with FAS 142.  MMC analyzes its intangible assets for impairment by relying primarily on a discounted cash flow approach assuming a start-up scenario in which the only assets held by an investor are FCC licenses.  The assumptions used to build the discounted cash flow approach included but are not limited to (1) a forecasted growth rate of each radio market, including population, household income and other items impacting advertising expenditures, (2) estimated capital contributions incurred during the development stage and a (3) risk adjusted discount rate.   MMC intends to develop these construction permits and licenses in order to sell them to third party broadcasters.

Construction Work-In-Process

MMC holds construction permits and the rights to acquire, subsequent to FCC approval, construction permits.  MMC incurs legal, consulting and other fees, as well as construction costs, in the process of preparing these assets for eventual sale to a third party.  These costs are generally capitalized and included in the basis of the right to purchase the construction permit held for sale.

Investments

In November 2006, MMC invested $50,000 in Periphery Pictures, L.L.C, a corporation formed to produce a featured film.  In January 2007 the company made an additional investment of $50,000 increasing its equity investment to 6.21%.   The investment is accounted for using the cost method.  No impairment is currently considered necessary.

Revenue Recognition

Revenue is derived from the sale of rights to purchase FCC construction permits or FCC licenses.  Revenue is recognized when the sale of such rights or licenses is consummated, generally upon FCC approval and the transfer of such rights or license to a third party.

Income Taxes

MMC recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.  MMC provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and Diluted Net Loss Per Share

Basic and diluted earnings per share are calculated in accordance with Statement of Financial Accounting Standard No. 128, “Earnings Per Share.”  Basic earnings per share is computed based on the weighted average number of common shares outstanding during the period the calculation is made, divided into the net income applicable to common stockholders.  Diluted earnings per share is computed based on the weighted average number of common shares and diluted common stock equivalents shares for stock options and warrants outstanding during the period the calculation is made, divided into the net income applicable to common stockholders.  The number of common stock equivalents excluded from the weighted average shares calculation because of their “anti-dilutive” effect is 4,433,735.

Recently Issued Accounting Pronouncements

FASB Interpretation No. 48 - In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), which supplements SFAS No. 109, Accounting for Income Taxes, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. The Interpretation requires that the tax effects of a position be recognized only if it is “more-likely-than-not” to be sustained based solely on its technical merits as of the reporting date. The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position. If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits, no benefits of the position are to be recognized. MMC has evaluated the impact of the adoption of FIN 48, and does not believe the impact will be significant to MMC’s overall results of operations or financial position.

SFAS No. 157 - In September 2006, the FASB issued Statement 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. MMC has evaluated the impact of the adoption of SFAS 157, and does not believe the impact will be significant to MMC’s overall results of operations or financial position.

SFAS No. 141 and No. 160 - In December 2007, the FASB issued SFAS No. 141 (revised 2007) (“SFAS 141R”), “Business Combinations” and SFAS No. 160 (“SFAS 160”), “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulleting No. 51.” SFAS 141R will change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interest and classified as a component of equity. SFAS 141R and SFAS 160 are effective beginning the first fiscal quarter of 2010. Early adoption is not permitted. The Company does not expect the adoption of either SFAS 141R or SFAS 160 will have a material impact on its statements of financial position, results of operations and cash flows.

Stock Based Compensation

In December 2004, the FASB released its final revised standard, Statement of Financial Accounting Standards No. 123R, “Share-Based Payments.”  SFAS 123R requires that an entity measure the cost of equity-based awards using the grant-date fair value of the award.  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award or the vesting period.  No compensation cost is recognized for equity instruments for which employees do not render the requisite service.  An entity will initially measure the cost of liability-based service awards using its current fair value; the fair value of that award will be measured subsequently at each reporting date through the settlement date.  Changes in fair value during the requisite service period will be recognized as compensation cost over the period.

Effective January 1, 2006, MMC adopted the provisions of SFAS 123R requiring that compensation cost relating to share-based payment transactions be recognized in the financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award).  MMC also followed the disclosure requirements of Statement of Financial Accounting Standards 123, “Accounting for Stock-Based Compensation”, as amended by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model.  Expected volatility is based on rates used by four public companies chosen as MMC’s comparables in the same industry based on industry and development stage.  MMC used the simplified method to derive an expected term.  The expected term represents an estimate of the time options are expected to remain outstanding.  The risk-free rate for periods within the contractual life of the option is based on the five-year treasury bond rate in effect at the time of grant.  The following table sets forth the assumptions used to determine compensation cost for our stock options granted in 2006 consistent with the requirements of SFAS 123R:

Expected volatility	115.56%
Expected annual dividend yield	0.00%
Risk free rate of return	4.68 - 4.87%
Expected option term (years)	5.24 - 5.46

2.  NOTES RECEIVABLE

MMC had notes receivable from Marfa Public Radio Corporation (MPR) of $432,923 as of December 31, 2007 and 2006.  MPR has been approved for a grant from the Department of Commerce for a portion of the construction cost associated with building a radio station that will serve as a National Public Radio (NPR) affiliate.  The grant amount is equal to the notes receivable balance due MMC.  The grant proceeds are required to be used to fund the purchase of equipment for the station.  Proceeds from the notes receivable were used by MPR to purchase equipment.  Interest accrual on the notes was suspended as of December 31, 2006 due to the inability to collect any additional amounts from MPR beyond the grant amount.  The grant was funded in January 2008 and MPR used the grant proceeds to pay off these notes.  See Note 11 – Marfa Public Radio Corporation.

In January through April, 2007 MMC funded Periphery Pictures, LLC through various notes totalling $167,500.  As of December 31, 2007 MMC has accrued interest of $14,322 on the notes.  The notes have expired and are callable by MMC at anytime.  MMC expects the notes to be repaid upon the sale or distribution of Periphery Pictures’ film during 2008.

In connection with the sales transaction for the Cazadero, CA license on November 15, 2007, Ace Radio agreed to receive $300,000 of the $2,900,000 purchase price in the form of a note receivable.  The note is payable in two equal principal installments of $150,000 at the first and second anniversary dates of the closing of the transaction, with all accrued interest payable in quarterly installments.  The notes are guaranteed by the purchaser’s principal.  As of December 31, 2007 MMC has accrued interest of $2,350 on the note.

3.  FCC FM STATION CONSTRUCTION PERMITS

See also note 10 – Related Party Transactions.

As of December 31, 2007, MMC has the exclusive right to purchase, subject to prior FCC approval, the construction permits set forth on the following table pursuant to a series of option agreements with the permittee, James Falcon, for which MMC has paid $10 each.  Mr. Falcon was the winning bidder for the listed permits in Auction 37 conducted in December 2004 and has acquired the construction permits from the FCC at various dates subsequent to the close of the auction.  The option prices for each permit includes the Net FCC Auction Bid Price, as indicated plus actual out-of-pocket legal and other expenses, including financing costs, incurred by the permittee.  The construction permits have a three year term from the date issued by the FCC, by which time the permittee is required to build-out the signal, and the option agreements between MMC and the permittee have a five year term.

City of License	FCC Status	Frequency	Class	Target Market	Est. Population Coverage in Target Market	Net FCC Auction Bid*	Option Price to Matinee Media**
Rio Grande City, TX	Original App	95.1	A	McAllen, TX	53,000	$838,500	$877,948

Seymour, TX	CP	92.3	C2	Wichita Falls, TX	19,000	$107,250	$112,296

Knox City, TX	CP	107.3	A	N/A	6,000	$87,100	$91,198

Pleasant Valley, TX	CP	98.7	A	Wichita Falls, TX	143,000	$80,600	$84,392

Olney, TX	App	104.3	C2	Wichita Falls, TX	113,000	$95,550	$100,045

Grape Creek, TX	App***	104.5	C2	San Angelo, TX	111,000	$222,300	$232,758

Wellington, TX	CP	98.5	C3	Childress, TX	11,000	$102,700	$107,532

Eldorado, OK	CP	96.9	C3	Altus, OK	57,000	$102,700	$107,532

* Auction bids are net of 35% bidding credit, all or a portion of such credit may be reimbursable to the FCC upon sale of the permit to a person who holds other media properties, including Matinee Media.

**The option price will be increased to the extent the permittee is required to reimburse the FCC any portion of the 35% bidding credit upon exercise of the option and to the extent of actual out-of-pocket expenses incurred by the permittee to procure and “build out” the permit.

***The application for this permit proposes a one-step upgrade of the current Class A allotment to a Class C2 allotment and a change in the city of license.

As of December 31, 2007, MMC also has the exclusive right to purchase, subject to prior FCC approval, the construction permits set forth on the following table pursuant to a series of option agreements with the permittee, Matinee Radio, for which MMC has paid $10 each.  Matinee Radio was the winning bidder for the listed permits in Auction 37 conducted in December 2004 and has acquired the construction permits from the FCC at various dates subsequent to the close of the auction.  The option prices for each permit includes the Net FCC Auction Bid Price, as indicated plus actual out-of-pocket legal and other expenses, including financing costs, incurred by the permittee.  The construction permits have a three year term from the date issued by the FCC, by which time the permittee is required to build-out the signal, and the option agreements between MMC and the permittee have a five year term.

City of License	FCC Status	Frequency	Class	Target Market	Estimated Population Coverage in Target Market	Net FCC Auction Bid*	Option Price to Matinee Media**

Albany, TX	CP	98.9	C3	Abilene, TX	138,000	$252,750	$271,927

Goldsmith, TX	CP	94.7	A	Midland/Odessa, TX	122,000	$347,250	$390,367

Camden, TX	App***	98.1	C3	Lufkin, TX	123,000	$337,500	$360,292

Magdalena, NM	CP mod****	95.9	C0	Albuquerque, NM	712,000	$321,000	$342,550

* Auction bids are net of 25% bidding credit, all or a portion of such credit may be reimbursable to the FCC upon sale of the permit to a person who holds other media properties, including Matinee Media.

**The option price will be increased to the extent the permittee is required to reimburse the FCC any portion of the 25% bidding credit upon exercise of the option and to the extent of actual out-of-pocket expenses incurred by the permittee to procure and “build out” the permit.

*** The application for this permit proposes a one-step upgrade of the current Class A allotment to a Class C3 allotment and a change in the city of license.

**** A minor modification has been filed for this construction permit to upgrade the current Class C1 allotment to a Class C0 allotment.

As of December 31, 2007, MMC has the exclusive right to purchase, subject to prior FCC approval, the construction permits set forth on the following table pursuant to a series of option agreements with the permittee, Ace Radio, for which MMC has paid $10 each.  Ace Radio was the winning bidder for the listed permits in Auction 62 conducted in January 2006 and has acquired the construction permits from the FCC at various dates subsequent to the close of the auction.  The option prices for each permit includes the Net FCC Auction Bid Price, as indicated plus actual out-of-pocket legal and other expenses, including financing costs, incurred by the permittee.  The construction permits have a three year term from the date issued by the FCC, by which time the permittee is required to build-out the signal, and the option agreements between MMC and the permittee have a five year term.

City of License	FCC Status	Frequency	Class	Target Market	Estimated Population Coverage in Target Market	Net FCC Auction Bid*	Option Price to Matinee Media**
Erie, IL	Original App	105.5	A	Quad Cities, IA-IL	210,000	$118,300	$136,525

Morristown, AZ	CP	99.5	C2	Phoenix, AZ	2,310,000	$1,452,100	$1,657,979

Leupp, AZ	CP mod***	101.5	C1	Flagstaff, AZ	96,000	$78,000	$90,084

Goodfellow AFB, TX	App****	101.1	C3	San Angelo, TX	110,000	$309,400	$339,506

Coalinga, CA	CP	97.3	B1	Fresno, CA	856,000	$309,400	$332,353

Dunkerton, IA	CP	103.9	A	Waterloo/Cedar Falls, IA	171,000	$295,750	$336,999

Waynesboro, GA	Original App	92.9	A	Augusta, GA	206,000	$130,000	$154,876

Lost Hills, CA	CP	105.7	B1	Bakersfield, CA	758,000	$248,950	$300,174

New Albany, MS	CP	101.5	A	Tupelo, MS	69,000	$190,450	$247,290

Santa Anna, TX	CP	105.5	C3	Brownwood, TX	48,000	$127,400	$151,313

New Augusta, MS	CP	101.7	A	Hattiesburg, MS	114,000	$407,550	$429,183

* Auction bids are net of 35% bidding credit, all or a portion of such credit may be reimbursable to the FCC upon sale of the permit to a person who holds other media properties, including Matinee Media.

**The option price will be increased to the extent the permittee is required to reimburse the FCC any portion of the 35% bidding credit upon exercise of the option and to the extent of actual out-of-pocket expenses incurred by the permittee to procure and “build out” the permit.

*** A minor modification as been file for this construction permit proposing a change in the city of license from Gallup, NM.

**** The application for this permit proposes a one-step upgrade of the current Class A allotment to a Class C3 allotment.

As of December 31, 2007, MMC also has the exclusive right to purchase, subject to prior FCC approval, the construction permits set forth on the following table pursuant to a series of option agreements with the permittee, Able Radio Corporation, for which MMC has paid $10 each.  Able Radio was the winning bidder for the listed permits in Auction 70 conducted in March 2007.  The option prices for each permit includes the FCC Auction Bid Price, as indicated plus actual out-of-pocket legal and other expenses, including financing costs, incurred by the permittee.  Once granted by the FCC the construction permits have a three year term with the FCC, by which time the permittee is required to build-out the signal, and the option agreements between MMC and the permittee have a five year term.

City of License	FCC Status	Frequency	Class	Target Market	Estimated Population Coverage in Target Market	FCC Auction Bid	Option Price to Matinee Media*

Tonopah, AZ	App**	107.3	C1	Phoenix, AZ	2,670,000	$1,659,000	$1,771,387

Balmorhea, TX	Original App	104.5	C	Far West Texas	64,000	$40,000	$49,345

*The option price will be increased to the extent of actual out-of-pocket expenses incurred by the permittee to procure and “build out” the permit.

** The application for this permit proposes a one-step upgrade of the current Class C3 allotment to a Class C1 allotment and a change in the city of license from Aguila, AZ.

4.  EQUIPMENT, FURNISHINGS and FIXTURES

Equipment, furnishings and fixtures are carried at cost less accumulated depreciation and consist of the following as of December 31, 2007 and 2006:

	2007	2006
Equipment, Furnishings & Fixtures:

Computer, Equipment & Software	$27,546	$21,055

Furnishings & Fixtures	25,942	25,942

Leasehold Improvements	45,986	45,986

Total	99,474	92,983

Less: Accumulated Depreciation	(46,479)	(20,468)

Total	$52,995	$72,515

Depreciation expense for 2007 and 2006 was $26,011 and $20,468, respectively.

5.  DEBT

Conversion of Convertible Notes

In November and December 2005, MMC borrowed $2,500,000 under numerous convertible notes.  The notes had identical terms, other than their respective interest accrual dates, which were based on the funding date of each note.  The notes bore interest at 8%.  In April 2006, these notes and accrued interest, totaling $2,582,083, were converted into 1,512,636 shares of common stock at an approximate price of $1.71 per share.  In addition, when converted, each holder received warrants to purchase one share of common stock for every two shares of common stock issued upon conversion, at an exercise price of $3.50, for a term of five years.  See “Warrants” below.

Long-term Notes Payable to Stockholders

Long-term notes payable to shareholders consist of aggregate amounts of $1,001,322 and $956,162 as of December 31, 2007 and 2006, respectively.  These amounts were originally borrowed during 2004 and 2005 by Matinee Radio from two founding members of Matinee Radio and one third party to Matinee Radio.  The principal balances of the three notes are $344,090, $224,565 and $322,170 as of December 31, 2007, with maturity dates of September 15, 2009, September 15, 2009 and October 1, 2010, respectively.  The notes do not contain demand provisions, therefore, are presented as long-term.  The notes bear interest at 5% per annum and MMC has accrued interest of $110,497 and $65,337 as of December 31, 2007 and 2006, respectively.

Year-End	Principal Amount Due
2008	$0
2009	568,655
2010	322,170

Notes Payable to Stockholders

On August 6, 2007, MMC entered into an arrangement with Robert Walker, our President and Chief Executive Officer, and Katy Walker, Robert Walker’s spouse, under which MMC may borrow amounts under a line of credit to cover operating expenses and capital needs.  The principal amount of the line of credit was $500,000 and bore interest at 10% per annum.  The maturity date of the line of credit was December 31, 2007.  MMC borrowed $260,000 on the line of credit from August 7, 2007 to December 4, 2007, at which time the outstanding principal balance, plus accrued interest of $5,379, was paid-in full.  Therefore, as of December 31, 2007, there was no outstanding principal balance on the line of credit.

On September 26, 2007, MMC borrowed $350,000 from JMG Capital Partners, an MMC shareholder.  The promissory note bore interest at 12% per annum and matured on November 22, 2007, five business days following the sales transaction between Ace Radio and Redwood for the Cazadero, CA property.  The Promissory note was collateralized by the option agreements to purchase the Cazadero, CA and Morristown, AZ properties.  The note was paid-in full, including accrued interest of $5,950, on November 16, 2007.  Proceeds from the promissory note were used by MMC for operating expenses and capital needs.  In connection with the note, MMC agreed to reduce the exercise price of the warrants previously issued to JMG Capital under the April 2006 equity offering from $3.50 per share to $2.50 per share.  Other than the change in the exercise price, all other terms and conditions of the original warrant remain unchanged.  MMC recorded additional interest expense of $45,422 related to the change in the fair market value of the warrants due to the re-pricing.

On March 19, 2008, MMC received an additional funding commitment of up to $1 million from its CEO, Robert Walker.  Management believes this will be sufficient to fund its published growth plans for a reasonable time.

6.  EMPLOYEE BENEFITS PLAN

In September 2006, MMC established a 401(k) plan that covers all employees after 30 days of service.  Employees may elect to contribute a portion of their annual salary, subject to the Internal Revenue Code maximum limitations.  The plan provides for employer matching of 100% of employee contributions up to 3% of the employee’s base salary and 50% of employee’s contributions in excess of 3%, but not more than 5% of the employee’s base salary.  MMC made contributions to the plan of $40,734 and $9,958 during 2007 and 2006, respectively.

7.  STOCKHOLDERS’ EQUITY

Common Stock

In April 2006, MMC sold 3,036,404 common shares for $8,635,550, at $2.844 per share, with $661,046 in offering expenses.  Additional costs included warrants for 2,611,159 additional shares at an exercise price of $3.50 for a term of five years.  The proceeds of the offering were allocated based on the relative fair market value of the common stock issued in relation to the equity raise and the warrants. The relative fair market value of the warrants was $3,265,103.  Black-Scholes was used to estimate the fair market value of the warrants.

In addition, convertible note holders converted $2,582,083 of the notes, including accrued interest, into 1,512,636 shares at approximately $1.71 per share.

MMC has reserved 1,210,786 shares of its common stock for issuance in conjunction with a potential reverse merger to take place in 2008.

Warrant Re-pricing and Exercise Offer

In May 2007, MMC offered its holders of warrants to purchase its common stock for $3.50 per share the right to exercise those warrants at a reduced price of $2.844 per share for a limited period of time.  The re-pricing only applied to warrants actually exercised before the termination of the offer.  Proceeds from the warrants exercised were to be used to fund construction and build-out of optioned radio properties and for general corporate purposes.  In May and June 2007, MMC received proceeds from the warrant re-pricing and exercise offer of $126,720, from the exercise of warrants to purchase 44,557 shares of common stock.

Stock Options

In April 2006 MMC adopted the Matinee Media Corporation 2006 Long-Term Incentive Plan. MMC initially reserved 2,500,000 shares of common stock for issuance to officers and other selected employees, non-employee members of the board of directors, consultants and other independent advisors.  The exercise price, term and other conditions applicable to each stock option granted under the plan are generally determined by the board of directors.  The exercise price of stock options is set on the grant date and may not be less than the fair market value per share of MMC’s common stock on that date. During 2006, MMC granted options to purchase 1,867,133 shares of common stock.

In April 2006, MMC issued 1,597,133 options to certain employees and consultants at an exercise price of $2.84.  The options issued to employees and consultants in April 2006 vested 30% at date of grant and the remaining 70% vests over 24 months from the date of grant.  In August 2006, MMC issued 70,000 options to additional employees and consultants at an exercise price of $2.84.  The options granted to the additional employees vest equally over 24 months from the date of grant.  In September, MMC issued 200,000 options to directors at an exercise price of $2.84.  50% of the options granted to the directors vest at the date of grant and the remaining 50% vest one year from the date of grant.  All of the options will expire ten years from date of grant.

There was $2,014,208 and $1,977,986 of compensation cost related to stock options recognized in operating results during 2007 and 2006, respectively.  As of December 31, 2007, $475,912 remains to be recognized in future periods.  MMC estimated the fair market value of the stock options on the date of grant using a Black Scholes pricing model with the following key assumptions:  (1) historical volatility of 125.48% to 151%; (2) expected term of 5 – 5.36 years; (3) discount rate of 4.73 to 5.05% and (4) zero expected dividends.  MMC estimated forfeitures to be 20% on the measurement date.  During 2007, MMC recorded an additional $798,439 for the true-up amount associated with no actual forfeitures for the vested awards.

The following table summarizes information about stock option activity for 2007 and 2006:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value ($ )
2006

Granted	1,867,133	$2.844	10	$5,310,126

Outstanding at December 31, 2006	1,867,133	$2.844	10	$5,310,126

2007

Granted	—

Forfeited	(10,000)

Outstanding at December 31, 2007	1,857,133	$2.844	9	$5,281,686

Exercisable at December 31, 2007	1,659,500

The weighted average exercise price of options granted during 2006 was $2.84.  During the years ended December 31, 2007 and 2006, no options were exercised.  The following table summarizes information about non-vested stock option awards for 2007 and 2006:

	Number of Options	Weighted Average Grant Date Fair Value

2006

Granted	1,867,133	$2.844

Vested	(1,031,754)	$2.844

Non-vested at December 31, 2006	835,379	$2.844

2007

Granted	—

Forfeited	(4,583)	$2.844

Vested	(633,163)	$2.844

Non-vested at December 31, 2007	197,633	$2.844

At December 31, 2007, there was $475,912 of total unrecognized compensation cost related to non-vested stock option awards, which is expected to be recognized over a weighted-average period of approximately 1 year.

The following table shows information about outstanding stock options at December 31, 2007:

		Options Outstanding		Options Exercisable
Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$2.844	1,857,133	8 years	$2.844	1,659,500	$2.844

8.  COMMITMENTS AND CONTINGENCIES

Lease Agreement

MMC has entered into a lease agreement for its corporate office.  The lease agreement was entered into for a period of 56 months, with a termination date no later than November 15, 2009.  MMC has also entered into a sublease for additional corporate office space. The sublease has a term from April 15, 2006 to May 13, 2013.  The lease and sublease are subject to base rental payments, plus operating expenses, which are subject to change on an annual basis.  Rental payments are charged to operating expense.  Total rent expense was $61,107 and $49,889 for 2007 and  2006, respectively.

At December 31, 2007, future minimum payments on operating leases were as follows:

2008	61,434

2009	42,903

2010	24,372

2011	24,372

2012	24,372

Thereafter	10,155

Total	$187,608

FCC Bidding Credits

When a party acquires construction permits at auction, the auction bids may be made net of bidding credits awarded by the FCC to parties without attributable interests in media properties.  If the acquirer sells the permit to another party within five years after acquiring the permit, all or a portion of the credit may be reimbursable to the FCC.  If this is the case, the option price paid by the auction winning bidder will be increased to the extent the permittee is required to reimburse the FCC.  Matinee Radio and Ace Radio qualified for bidding credits in FCC Auction 37 and Action 62, respectively.  The bidding credits awarded to Matinee Radio and Ace Radio for the remaining stations under option with those entities total $419,500 and $1,974,700, respectively.

9.  INCOME TAXES

At December 31, 2007, MMC had federal net operating loss carryforwards of approximately $1,734,000 that will begin expiring in 2025, if not utilized.

Utilization of the net operating loss carryforwards may be subject to an annual limitation due to the “change of ownership” provisions of the Internal Revenue Code of 1986, as amended.  The annual limitation may result in the expiration of net operating loss before utilization.

A valuation allowance has been provided to offset the deferred tax assets due to the uncertainties regarding the future realization of net operating loss carryforwards and other deferred tax assets.  The valuation allowance increased by approximately $725,000 during the year.

10.  RISKS AND UNCERTAINTIES

USFR Litigation

On October 5, 2006, MMC agreed to merge with US Farm & Ranch Supply Company, Inc. (d/b/a USFR Media Group).  On November 10, 2006, USFR borrowed $28.0 million for the purchase of KTBU Television, Channel 55, Conroe, Texas and in anticipation of finalizing a merger agreement MMC agreed to pledge all of its interests in 24 option agreements to purchase FM radio station construction permits.

On February 16, 2007, a merger agreement was completed for execution by MMC and USFR.  On February 19, 2007, USFR informed MMC that USFR would not execute the merger agreement or otherwise proceed with the merger with MMC.  USFR gave no reason for its decision to not move forward with the merger.  On March 2, 2007, MMC filed a lawsuit against USFR and the USFR lenders.  The lawsuit claims, among other things, that USFR and its lenders fraudulently used MMC’s assets and relationships for the sole purpose of acquiring KTBU for USFR, with no sincere intentions of ever moving forward with the merger.  MMC is seeking actual and punitive damages against the defendants, a recovery of litigation expenses, rescission of the security agreement executed by MMC for the benefit of the USFR lenders and a constructive trust in favor of MMC on KTBU.  On April 2, 2007, the defendants filed a general denial to the lawsuit.  MMC intends to vigorously pursue its claims in the lawsuit. The lawsuit is in the discovery stage and no significant changes have occurred since this date.

11.  RELATED PARTY TRANSACTIONS

Matinee Radio, LLC

MMC has options with Matinee Radio to purchase five construction permits acquired by Matinee Radio in FCC Auction No. 37.  Matinee Radio is owned in part by MMC shareholders.   See note 2 for details.

In addition, as of December 31, 2007 and 2006, MMC has advanced $632,913 and $353,443, including interest, to Matinee Radio to fund a portion of the winning bid prices of the permits noted above and related fees and expenses for Matinee Radio to obtain those construction permits from the FCC.  If not repaid sooner this amount is expected to be repaid with proceeds from the sale(s) of the permits.  The advanced amount and related accrued interest has been eliminated upon consolidation.

Ace Radio Corporation

In March 2006, MMC entered into option agreements for the exclusive right to purchase 12 FCC FM radio station construction permits from Ace Radio.  Ace Radio was the winning bidder in the January 2006 FCC Auction of FM Broadcast Construction Permits (Auction No. 62) for the 12 construction permits.  A majority of Ace Radio is owned by Mr. Stephen Hackerman, an MMC shareholder, with the remainder owned by a company whose majority owner is the mother of MMC’s CEO.  The option exercise prices vary, but are generally based on the auction winning bid price, plus direct expenses incurred to complete the licensing process.

On February 9, 2006, MMC extended a line of credit to Ace Radio to fund Ace Radio’s FCC winning bid prices as the above construction permits are granted by the FCC.  The principal amount of the line of credit is $7,500,000 and bears interest at 7% per annum.  The maturity date of the line of credit is March 1, 2008.  As of December 31, 2007 and 2006, the outstanding principal amount of the line of credit was $5,461,379 and $3,679,243, plus accrued interest of $426,312 and $110,513, respectively.  The line of credit and related accrued interest has been eliminated upon consolidation.

Palm Broadcasting Company

Palm Broadcasting Company is owned by Robert Walker, MMC’s CEO, and William Smith, an MMC shareholder.  MMC has advanced Palm funds for business expenses.  As of December 31, 2007 and 2006 the outstanding advances were $13,283 and $2,750, respectively.

James Falcon, shareholder

MMC has options with James Falcon to purchase eight construction permits acquired by Mr. Falcon in FCC Auction No. 37.  Mr. Falcon is an MMC shareholder.  The option exercise prices vary, but are generally based on the auction winning bid price, plus direct expenses incurred to complete the licensing process.

12. MARFA PUBLIC RADIO CORPORATION

MPR is a non-profit organization created to provide National Public Radio (NPR) to far west Texas.  In order to assist in the construction and initial launch of MPR, MMC has provided services and funding to MPR.  In addition, in August 2007 Matinee Radio agreed to donate its station granted to Marfa, Texas to MPR for the NPR broadcast. The cost to obtain the construction permit from the FCC by Matinee Radio was $215,250.  MMC also assisted MPR in obtaining a grant from the U.S. Department of Commerce to assist in the construction of the station.  The grant of $432,923 was awarded to MPR on September 22, 2005 and funded in January 2008.  From October 2005 to December 2007, MMC funded MPR $1,090,026 for construction and operating costs.  Through December 2007, MMC reserved for amounts funded to MPR so that the total amount due from MPR was equal to the grant amount.  MPR repaid the outstanding balance on the notes of $432,923 with the proceeds from the grant in January 2008.  Under the final agreement between both parties, MMC agreed to fund a portion of MPR’s operating costs for 2008, not to exceed $143,250 to be paid in monthly installments.  In addition, MMC obtained the exclusive right to use and distribute all content produced by MPR for MMC’s commercial use.

13. SUBSEQUENT EVENTS

Merger with Filtering Associates, Inc.

On April 13, 2006 MMC and Filtering Associates, Inc. entered into an agreement and plan of merger.  The merger was consummated on February 11, 2008.  The surviving corporation has changed its name to Matinee Media Corporation and its common stock was listed on the OTC Bulletin Board on February 19, 2008 under the symbol “MNEM”.  Under the agreement and plan of merger, Filtering Associates shareholders maintained 8% and MMC shareholders received 92% of the combined company stock; in addition MMC agreed to pay up to $200,000 of Filtering Associates payables outstanding at the time of the merger.  The merger will be accounted for as a reverse merger whereby Matinee Media is the accounting acquirer resulting in a recapitalization of Matinee Media’s equity.